September 25, 1995

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

     Re:  Prudential Allocation Fund
          Rule 24f-2 Notice

     On behalf of Prudential Allocation Fund, enclosed for filing under the

Investment Company Act of 1940 are:

     (1)  One copy of the Rule 24f-2 Notice; and

     (2)  Opinion of counsel to the Fund.

             These documents have been filed using the EDGAR system.

                                   Very truly yours,





                                   /s/ Marguerite E. H. Morrison Marguerite E.H. Morrison


MM/ln
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